UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

LOGIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9116 Froude Avenue, Suite 1100 Surfside, Florida 33154
(Address of Principal Executive Offices)

+1 (305) 988-7500

Registrant’s telephone number, including area code

230 Victoria Bugis Junction
#15-01/08, Singapore 188024

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

On October 3, 2025, Centurion ZD CPA & Co. (“Centurion”) ceased to serve as the independent registered public accounting firm of Logiq, Inc. (the “Company”). This change followed the Public Company Accounting Oversight Board’s (“PCAOB”) July 22, 2025, order permanently revoking Centurion’s PCAOB registration and imposing related sanctions.

Centurion’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles; however, each report included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through the date Centurion ceased to serve, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Centurion on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Centurion’s satisfaction, would have caused Centurion to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements, and (ii) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Centurion with a copy of the disclosures in this Item 4.01 and requested that Centurion furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of such letter, when received, will be filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

On December 8, 2025, the the Board of Directors approved the engagement of RBSM LLP (“RBSM”) as the Company’s new independent registered public accounting firm, effective as of that date. RBSM is a PCAOB-registered public accounting firm.

RBSM has been engaged to audit the Company’s consolidated financial statements for the fiscal years ended December 31, 2024, and December 31, 2023, and to perform reviews of the Company’s interim financial information, as applicable.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through the date of RBSM’s engagement, neither the Company nor anyone on its behalf consulted with RBSM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Logiq Inc.

Dated: December 8, 2025	By:	/s/ Henry Val
	Name:	Henry Val
	Title:	Chief Executive Officer